Exhibit 99
FPL Group, Inc. Corporate Communications Dept. Media Line: (305) 552-3888 July 25, 2003

FOR IMMEDIATE RELEASE

FPL Group reports 2003 second quarter earnings

JUNO BEACH, Fla. (July 25, 2003) - FPL Group, Inc. (NYSE: FPL) today reported 2003 second quarter net income on a GAAP basis of $239 million, or $1.34 per share, compared with $250 million, or $1.46 per share, in the second quarter of 2002.

FPL Group's net income for the second quarter 2003 included a net unrealized loss of $2 million after-tax associated with the mark-to-market effect of non-managed hedges, compared to a net unrealized gain of $1 million after-tax in the prior year quarter. Excluding the mark-to-market effect on non-managed hedges, FPL Group's earnings would have been $241 million, or $1.35 per share for the second quarter of 2003, compared with $249 million, or $1.45 per share, in the second quarter of 2002. Management views results expressed in this fashion as an important indicator of overall operational performance for the period.

"FPL Group's two main businesses produced solid returns, and our overall results were in line with our expectations for the quarter," said Lew Hay, chairman and chief executive officer. "Florida Power & Light continued to enjoy strong customer growth, and FPL Energy posted a record quarter, primarily due to strong contributions from its Seabrook nuclear power plant operations and additions to its wind power portfolio."

"Given our performance for the quarter and year-to-date, we remain comfortable with our full-year earnings outlook of $4.80 to $5.00 per share, excluding the mark-to-market effect of non-managed hedges, which cannot be determined at this time," said Hay.

Florida Power & Light

Second quarter net income for Florida Power & Light, FPL Group's principal subsidiary, was $199 million or $1.12 per share, down from $205 million or $1.20 per share from the prior year quarter. FPL has added 96,000 customer accounts over the last twelve months, an increase of 2.4 percent since the 2002 second quarter. Electricity usage per customer was up slightly in the quarter.

"FPL continues to enjoy strong customer and underlying usage growth; however, our results in the quarter were tempered somewhat by milder weather compared to the prior year quarter. In addition, our results were impacted by higher operations and maintenance expense, including increased health care, insurance and power plant maintenance expenses, as well as higher depreciation associated with our growth in Florida," said Hay.

In April the governor and cabinet approved the company's Manatee and Martin power plant proposals to add generating capacity to serve anticipated customer growth. Expansion at the two sites will add approximately 1,900 megawatts and will supply electricity to an estimated 400,000 customers. Construction of these projects is underway and is expected to be completed in 2005.

FPL Energy

FPL Energy, the unregulated wholesale energy subsidiary of FPL Group, reported second quarter net income on a GAAP basis of $49 million or $0.28 cents per share including a net unrealized loss of $2 million after-tax associated with the mark-to-market effect of non-managed hedges. This compares to $38 million or $0.22 cents per share in the prior year quarter, which included a net unrealized gain of $1 million after-tax associated with the mark-to-market effect of non-managed hedges.

Excluding the mark-to-market effect of non-managed hedges, earnings would have been $51 million or $0.29 cents per share compared to $37 million or $0.21 cents per share in 2002.

More than 340 megawatts of new wind projects and strong performance at the Seabrook nuclear power station significantly contributed to FPL Energy's earnings growth. In addition, FPL Energy also benefited from lower general and administrative expenses and increased contributions from asset optimization versus the prior year. Positive results were somewhat offset by a weaker performance of the subsidiary's existing portfolio. Additionally, FPL Energy's second quarter 2002 results benefited from a favorable insurance settlement.

Earlier this week, FPL Energy announced a new 144-megawatt wind project in Wyoming and a 16-megawatt expansion of its High Winds Energy Center in California. To date, the company has announced wind projects representing approximately 835 megawatts of capacity that will be added to its portfolio by year-end.

"Our disciplined growth strategy coupled with our diverse portfolio, industry leading position in wind generation and moderate risk approach have served us well in these challenging market conditions," Hay said. "Our recently completed $380 million wind financing and $400 million construction financing confirm our access to multiple sources of capital and further demonstrate the financial strength and flexibility of our company."

Corporate and Other

Corporate and Other's contribution to net income was a negative $9 million or $0.06 cents per share. FPL FiberNet, an FPL Group subsidiary that provides fiber-optic networks and related services in Florida, had a net loss of $3 million, compared to a $13 million net income in the prior year's quarter. The company said it expects FPL FiberNet to be at or near break even in 2003 and anticipates higher corporate expenses, resulting in a drag to earnings of 20 to 30 cents per share for the full year.

FPL Group's second quarter earnings conference call is scheduled for 9 a.m. ET on Friday, July 25, 2003. The webcast is available on FPL Group's website by accessing the following link,

http://www.fplgroup.com/investor/contents/investor_index.shtml

Profile

FPL Group, with annual revenues of more than $8 billion, is nationally known as a high-quality, efficient, and customer-driven organization focused on energy-related products and services. With a growing presence in 26 states, it is widely recognized as one of the country's premier power companies. Its principal subsidiary, Florida Power & Light Company, serves more than 4 million customer accounts in Florida. FPL Energy, LLC, an FPL Group energy-generating subsidiary, is a leader in producing electricity from clean and renewable fuels. Additional information is available on the Internet at www.fplgroup.com, www.fpl.com and www.fplenergy.com.

CAUTIONARY STATEMENTS AND RISK FACTORS THAT MAY AFFECT FUTURE RESULTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Reform Act), FPL Group and FPL are hereby filing cautionary statements identifying important factors that could cause FPL Group's or FPL's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of FPL Group and FPL in this press release, in SEC filings, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as will likely result, are expected to, will continue, is anticipated, estimated, projection, target, outlook) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could cause FPL Group's or FPL's actual results to differ materially from those contained in forward-looking statements made by or on behalf of FPL Group and FPL.

Any forward-looking statement speaks only as of the date on which such statement is made, and FPL Group and FPL undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The following are some important factors that could have a significant impact on FPL Group's and FPL's operations and financial results, and could cause FPL Group's and FPL's actual results or outcomes to differ materially from those discussed in the forward-looking statements:

•    FPL Group and FPL are subject to changes in laws or regulations, including the Public Utility Regulatory Policies Act of 1978, as amended, and the Public Utility Holding Company Act of 1935, as amended, changing governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Florida Public Service Commission (FPSC) and the utility commissions of other states in which FPL Group has operations, and the U.S. Nuclear Regulatory Commission, with respect to, among other things, allowed rates of return, industry and rate structure, operation of nuclear power facilities, operation and construction of plant facilities, operation and construction of transmission facilities, acquisition, disposal, depreciation and amortization of assets and facilities, recovery of fuel and purchased power costs, decommissioning costs, return on common equity and equity ratio limits, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs). The FPSC has the authority to disallow recovery of costs that it considers excessive or imprudently incurred.

•    The regulatory process generally restricts FPL's ability to grow earnings and does not provide any assurance as to achievement of earnings levels.

•    FPL Group and FPL are subject to extensive federal, state and local environmental statutes, rules and regulations relating to air quality, water quality, waste management, natural resources and health and safety that could, among other things, restrict or limit the use of certain fuels required for the production of electricity. There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future.

•    FPL Group and FPL operate in a changing market environment influenced by various legislative and regulatory initiatives regarding deregulation, regulation or restructuring of the energy industry, including deregulation of the production and sale of electricity. FPL Group and its subsidiaries will need to adapt to these changes and may face increasing competitive pressure.

•    The operation of power generation facilities involves many risks, including start up risks, breakdown or failure of equipment, transmission lines or pipelines, the dependence on a specific fuel source or the impact of unusual or adverse weather conditions (including natural disasters such as hurricanes), as well as the risk of performance below expected levels of output or efficiency. This could result in lost revenues and/or increased expenses. Insurance, warranties or performance guarantees may not cover any or all of the lost revenues or increased expenses, including the cost of replacement power. In addition to these risks, FPL Group's and FPL's nuclear units face certain risks that are unique to the nuclear industry including additional regulatory actions up to and including shut down of the units stemming from public safety concerns, whether at FPL Group's and FPL's plants, or at the plants of other nuclear operators. Breakdown or failure of an FPL Energy operating facility may prevent the facility from performing under applicable power sales agreements which, in certain situations, could result in termination of the agreement or incurring a liability for liquidated damages.

•    FPL Group's and FPL's ability to successfully and timely complete their power generation facilities currently under construction, those projects yet to begin construction or capital improvements to existing facilities is contingent upon many variables and subject to substantial risks. Should any such efforts be unsuccessful, FPL Group and FPL could be subject to additional costs, termination payments under committed contracts and/or the write-off of their investment in the project or improvement.

•    FPL Group and FPL use derivative instruments, such as swaps, options, futures and forwards to manage their commodity and financial market risks, and to a lesser extent, engage in limited trading activities. FPL Group could recognize financial losses as a result of volatility in the market values of these contracts, or if a counterparty fails to perform. In addition, FPL's use of such instruments could be subject to prudency challenges by the FPSC and if found imprudent, cost disallowance.

•    There are other risks associated with FPL Group's nonregulated businesses, particularly FPL Energy. In addition to risks discussed elsewhere, risk factors specifically affecting FPL Energy's success in competitive wholesale markets include the ability to efficiently develop and operate generating assets, the price and supply of fuel, transmission constraints, competition from new sources of generation, excess generation capacity and demand for power. There can be significant volatility in market prices for fuel and electricity, and there are other financial, counterparty and market risks that are beyond the control of FPL Energy. FPL Energy's inability or failure to effectively hedge its assets or positions against changes in commodity prices, interest rates, counterparty credit risk or other risk measures could significantly impair its future financial results. In keeping with industry trends, a portion of FPL Energy's power generation facilities operate wholly or partially without long-term power purchase agreements. As a result, power from these facilities is sold on the spot market or on a short-term contractual basis, which may affect the volatility of FPL Group's financial results. In addition, FPL Energy's business depends upon transmission facilities owned and operated by others; if transmission is disrupted or capacity is inadequate or unavailable FPL Energy's ability to sell and deliver its wholesale power may be limited.

•    FPL Group is likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry. In addition, FPL Group may be unable to identify attractive acquisition opportunities at favorable prices and to successfully and timely complete and integrate them.

•    FPL Group and FPL rely on access to capital markets as a significant source of liquidity for capital requirements not satisfied by operating cash flows. The inability of FPL Group and FPL to maintain their current credit ratings could affect their ability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets which, in turn, could impact FPL Group's and FPL's ability to grow their businesses and would likely increase interest costs.

•    FPL Group's and FPL's results of operations can be affected by changes in the weather. Weather conditions directly influence the demand for electricity and natural gas and affect the price of energy commodities, and can affect the production of electricity at wind and hydro-powered facilities. In addition, severe weather can be destructive, causing outages and/or property damage, which could require additional costs to be incurred.

•    FPL Group and FPL are subject to costs and other effects of legal and administrative proceedings, settlements, investigations and claims; as well as the effect of new, or changes in, tax rates or policies, rates of inflation or accounting standards.

•    FPL Group and FPL are subject to direct and indirect effects of terrorist threats and activities. Generation and transmission facilities, in general, have been identified as potential targets. The effects of terrorist threats and activities include, among other things, terrorist actions or responses to such actions or threats, the inability to generate, purchase or transmit power, the risk of a significant slowdown in growth or a decline in the U.S. economy, delay in economic recovery in the U.S., and the increased cost and adequacy of security and insurance.

•    FPL Group's and FPL's ability to obtain insurance, and the cost of and coverage provided by such insurance, could be affected by national events as well as company-specific events.

•    FPL Group and FPL are subject to employee workforce factors, including loss or retirement of key executives, availability of qualified personnel, collective bargaining agreements with union employees or work stoppage.

The issues and associated risks and uncertainties described above are not the only ones FPL Group and FPL may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with these additional issues could impair FPL Group's and FPL's businesses in the future.

FPL Group, Inc. Financial Summary (in millions, except per share amounts)

	Three Months Ended June 30,

	2003	2002

Operating Revenues	$2,459	$2,128

Operating Expenses
Fuel, purchased power and interchange	1,182	969
Other operations and maintenance	391	335
Depreciation and amortization	267	230
Taxes other than income taxes	205	185

Total operating expenses	2,045	1,719

Operating Income	414	409

Other Income (Deductions)
Interest charges	(84)	(79)
Preferred stock dividends - FPL	(4)	(4)
Equity in earnings of equity method investees	18	24
Other - net	6	23

Total other income (deductions) - net	(64)	(36)

Income From Operations Before Income Taxes	350	373

Income Taxes	111	123

Net Income	$239	$250

Reconciliation of Net Income to Earnings Excluding After-tax Effect of
Certain Items:

Net Income	$239	$250

Adjustments:
Net unrealized mark-to-market losses (gains) associated with
non-managed hedges, primarily FPL Energy	2	(1)

Earnings excluding after-tax effect of certain items	$241	$249

Earnings Per Share (assuming dilution)	$1.34	$1.46

Earnings Per Share excluding certain items (assuming dilution)	$1.35	$1.45

Weighted-average shares outstanding (assuming dilution)	178	171

FPL Group, Inc. Financial Summary (in millions, except per share amounts)

	Six Months Ended June 30,

	2003	2002

Operating Revenues	$4,632	$3,899

Operating Expenses
Fuel, purchased power and interchange	2,204	1,701
Other operations and maintenance	784	681
Depreciation and amortization	526	494
Taxes other than income taxes	397	358

Total operating expenses	3,911	3,234

Operating Income	721	665

Other Income (Deductions)
Interest charges	(161)	(160)
Preferred stock dividends - FPL	(7)	(7)
Equity in earnings of equity method investees	51	33
Other - net	(1)	27

Total other income (deductions) - net	(118)	(107)

Income From Operations Before Income Taxes	603	558

Income Taxes	189	142

Income Before Cumulative Effect of a Change in Accounting Principle	414	416

Cumulative Effect of Adopting FAS 142, "Goodwill and Other Intangible
Assets," Net of Income Taxes of $143	-	(222)

Net Income	$414	$194

Reconciliation of Net Income to Earnings Excluding After-tax Effect of
Certain Items:

Net Income	$414	$194

Adjustments:
Accounting change (goodwill impairment) - FPL Energy	-	222
Gain on settlement of IRS litigation - Corporate and Other	-	(30)
Net unrealized mark-to-market gains associated with
non-managed hedges, primarily FPL Energy	(1)	(2)

Earnings excluding after-tax effect of certain items	$413	$384

Earnings Per Share (assuming dilution)	$2.33	$1.14

Earnings Per Share excluding certain items (assuming dilution)	$2.32	$2.26

Weighted-average shares outstanding (assuming dilution)	178	170

FPL Group, Inc. Financial Summary (in millions, except per share amounts)

	Twelve Months Ended June 30,

	2003	2002

Operating Revenues	$9,044	$8,193

Operating Expenses
Fuel, purchased power and interchange	4,214	3,653
Other operations and maintenance	1,595	1,384
Restructuring and impairment charges	207	-
Depreciation and amortization	985	992
Taxes other than income taxes	757	723

Total operating expenses	7,758	6,752

Operating Income	1,286	1,441

Other Income (Deductions)
Interest charges	(312)	(317)
Preferred stock dividends - FPL	(15)	(15)
Reserve for leveraged leases	(48)	-
Equity in earnings of equity method investees	94	62
Other - net	(21)	53

Total other income (deductions) - net	(302)	(217)

Income From Operations Before Income Taxes	984	1,224

Income Taxes	291	356

Income Before Cumulative Effect of a Change in Accounting Principle	693	868

Cumulative Effect of Adopting FAS 142, "Goodwill and Other Intangible
Assets," Net of Income Taxes of $143	-	(222)

Net Income	$693	$646

Reconciliation of Net Income to Earnings Excluding After-tax Effect of
Certain Items:

Net Income	$693	$646

Adjustments:
Charges due to restructuring of FPL Energy	73	-
Accounting change (goodwill impairment) - FPL Energy	-	222
Charges due to restructuring of FPL FiberNet - Corporate and Other	64	-
Reserve for leveraged leases - Corporate and Other	30	-
Gain on settlement of IRS litigation - Corporate and Other	-	(30)
Net unrealized mark-to-market gains associated with
non-managed hedges, primarily FPL Energy	-	(5)

Earnings excluding after-tax effect of certain items	$860	$833

Earnings Per Share (assuming dilution)	$3.92	$3.81

Earnings Per Share excluding certain items (assuming dilution)	$4.86	$4.91

Weighted-average shares outstanding (assuming dilution)	177	170

FPL Group, Inc. Earnings Per Share Summary (assuming dilution)

	Three Months Ended June 30,

	2003	2002

Florida Power & Light Company	$1.12	$1.20
FPL Energy, LLC	0.28	0.22
Corporate and Other	(0.06)	0.04

Earnings Per Share	$1.34	$1.46

Reconciliation of Earnings Per Share to Earnings Per Share Excluding
Effect of Certain Items:

Earnings Per Share	$1.34	$1.46

Adjustments:
Net unrealized mark-to-market losses (gains) associated with
non-managed hedges, primarily FPL Energy	0.01	(0.01)

Earnings Per Share excluding effect of certain items	$1.35	$1.45

	Six Months Ended June 30,

	2003	2002

Florida Power & Light Company	$1.88	$1.90
FPL Energy, LLC	0.52	(0.95)
Corporate and Other	(0.07)	0.19

Earnings Per Share	$2.33	$1.14

Reconciliation of Earnings Per Share to Earnings Per Share Excluding
Effect of Certain Items:

Earnings Per Share	$2.33	$1.14

Adjustments:
Accounting change (goodwill impairment) - FPL Energy	-	1.31
Gain on settlement of IRS litigation - Corporate and Other	-	(0.18)
Net unrealized mark-to-market gains associated with non-managed
hedges, primarily FPL Energy	(0.01)	(0.01)

Earnings Per Share excluding effect of certain items	$2.32	$2.26

FPL Group, Inc. Earnings Per Share Summary (assuming dilution)

	Twelve Months Ended June 30,

	2003	2002

Florida Power & Light Company	$4.12	$4.26
FPL Energy, LLC	0.48	(0.61)
Corporate and Other	(0.68)	0.16

Earnings Per Share	$3.92	$3.81

Reconciliation of Earnings Per Share to Earnings Per Share Excluding
Effect of Certain Items:

Earnings Per Share	$3.92	$3.81

Adjustments:
Charges due to restructuring of FPL Energy	0.41	-
Accounting change (goodwill impairment) - FPL Energy	-	1.31
Charges due to restructuring of FPL FiberNet - Corporate and Other	0.36	-
Reserve for leveraged leases - Corporate and Other	0.17	-
Gain on settlement of IRS litigation - Corporate and Other	-	(0.18)
Net unrealized mark-to-market gains associated with
non-managed hedges, primarily FPL Energy	-	(0.03)

Earnings Per Share excluding effect of certain items	$4.86	$4.91

FPL Group, Inc. Earnings Per Share Contributions (assuming dilution)

	Second Quarter	Year-to-Date

FPL Group - 2002 Earnings Per Share	$1.46	$1.14

Florida Power & Light - 2002 Earnings Per Share	1.20	1.90
Customer growth	0.07	0.14
Usage due to weather	(0.03)	0.07
Usage, mix and other	0.05	0.13
Rate reduction	-	(0.21)
Refund provision	0.01	0.07
O&M expenses	(0.08)	(0.18)
Depreciation expense	(0.06)	0.02
Other, including share dilution and rounding	(0.04)	(0.06)

Florida Power & Light - 2003 Earnings Per Share	1.12	1.88

FPL Energy - 2002 Earnings Per Share	0.22	(0.95)
Project additions	0.13	0.29
Existing portfolio	(0.08)	(0.12)
Restructuring activities	-	(0.03)
Other, including share dilution and rounding	0.03	0.02
Goodwill impairment	-	1.31
Non-managed hedges impact	(0.02)	-

FPL Energy - 2003 Earnings Per Share	0.28	0.52

Corporate and Other - 2002 Earnings Per Share	0.04	0.19
FPL FiberNet	(0.09)	(0.07)
Favorable settlement with the IRS	-	(0.18)
Other, including share dilution and rounding	(0.01)	(0.01)

Corporate and Other - 2003 Earnings Per Share	(0.06)	(0.07)

FPL Group - 2003 Earnings Per Share	$1.34	$2.33